FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES PRELIMINARY SECOND QUARTER FISCAL 2014 RESULT

          New York, New York (January 16, 2014) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, announced today preliminary unaudited financial results for its second fiscal quarter ended December 31, 2013.

         The Company expects to report second fiscal quarter net sales of $415 million to $418 million and net income per diluted share of $1.13 to $1.16.  On an adjusted basis, excluding non-recurring items, the Company expects to report net income per diluted share of $1.05 to $1.08. The non-recurring items include Elizabeth Arden repositioning and restructuring costs of $0.27 per diluted share and a one-time gain of $0.35 per diluted share related to the reversal of a contingent liability associated with an acquisition.

         For the first half of fiscal 2014, net sales of Elizabeth Arden branded products increased by approximately 2%, and sales of fragrances decreased by approximately 10%, as compared to the prior year period. Retail sales of Elizabeth Arden branded products at U.S. department stores increased by 4%, which the Company believes is above the performance of the overall category. Net sales of the Company's North America segment decreased by approximately 9%, and net sales of the Company's international segment decreased by approximately 1%, as compared to the prior year period. The net sales percentages are on a GAAP basis.

         E. Scott Beattie, Chairman, President and Chief Executive Officer commented, "While still solidly profitable, our second quarter results will be below our prior expectations primarily due to lower than anticipated net sales. Our results were significantly impacted by an increased level of highly promotional and discounted activity globally and weaker than anticipated holiday retail sales and replenishment orders at a number of our non-prestige retail accounts in North America. While we are disappointed with these results, we made the strategic decision in the quarter not to participate fully in the heavy promotional and discounted environment."

         Mr. Beattie continued, "Moving forward, the greatest opportunity to drive margins and earnings growth continues to be the commercial expansion of our international business, which provides us with significant operating leverage. However, that business has performed inconsistently in recent periods. With new leadership in place under Eric Lauzat, Executive Vice President and General Manager, International, we are engaging in a fundamental reorganization of how we commercially execute our international business, focusing on priority markets, strengthening our travel retail and distributor relationships and exiting low-return businesses."

         Mr. Beattie concluded, "We are confident our recent results are not reflective of the underlying strength of our fragrance brand portfolio and the tremendous potential of the Elizabeth Arden brand. We are focused on increasing shareholder value and remain fully committed to growing our brands and unlocking their value for the benefit of our shareholders."

Fiscal 2014 Outlook

         In light of these preliminary results, and the importance of the second fiscal quarter to full year results, the Company now expects its fiscal 2014 net sales and earnings to be below its prior guidance provided on October 30, 2013. That previous guidance was for net sales growth in the lower half of a 3% to 5% range and for earnings per diluted share in the lower half of a range of $2.15 to $2.30. The Company has decided to withdraw its previous guidance and will not be providing updated guidance for fiscal 2014 as part of its second quarter earnings announcement on February 5, 2014.

         The preliminary financial results presented above are subject to the completion of the Company's financial closing procedures.  Those procedures have not been completed.  Accordingly, these preliminary results may change and those changes may be material.

         The Company will issue its full second quarter fiscal 2014 results on Wednesday February 5, 2014 before market and host a conference call to discuss its results at 8:30 a.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by visiting the Investor Relations section of the Corporate tab on the Company's web site at http://ir.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site until March 5, 2014.

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 100 countries. The Company's brand portfolio includes Elizabeth Arden skincare, color and fragrance products, the celebrity fragrance brands of Britney Spears, Elizabeth Taylor, Justin Bieber, Mariah Carey, Nicki Minaj, Taylor Swift, Usher and Jennifer Aniston; the designer fragrance brands of Juicy Couture, Alfred Sung, BCBGMAXAZRIA, Geoffrey Beene, Halston, Bob Mackie, Ed Hardy, John Varvatos, Lucky Brand, True Religion and Rocawear; and the lifestyle fragrance brands Curve, Giorgio Beverly Hills, and PS Fine Cologne.

Company Contact:	Marcey Becker, Senior Vice President, Finance

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "should," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding net sales, earnings, gross margins, operating cash flow and returns on invested capital. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:
*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including, but not limited to, levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics, and political instability in certain regions of the world;

*	our reliance on license agreements with third parties for the rights to sell many of our prestige fragrance brands;
*

our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers of distributed brands and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher supply chain costs due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact retailer and/or consumer confidence and demand, such as domestic or global recessions or economic uncertainty;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	our ability to successfully manage our inventories;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
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our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, and (iii) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flows from operations to meet our debt service obligations and working capital requirements, and restrictive covenants in our revolving credit facility, second lien facility and the indenture for our 7 3/8% senior notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
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changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to ingredients or other chemicals or raw materials contained in products or packaging, or accounting standards or critical accounting estimates;

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currently unanticipated items being identified in the process of finalizing and preparing quarterly or annual financial statements that could cause our financial results for such period to materially differ from previously announced preliminary results or guidance for such period;

*	the success of our global Elizabeth Arden brand repositioning efforts;
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the impact of tax audits, including the ultimate outcome of the pending Internal Revenue Service examination of our U.S. federal tax returns for the fiscal years ended June 30, 2008 and June 30, 2009, changes in tax laws or tax rates, and our ability to utilize our deferred tax assets;

*

our ability to effectively implement, manage and maintain our global information systems and maintain the security of our confidential data and our employees' and customers' personal information, including our ability to successfully and cost effectively implement the last phase of our Oracle global enterprise system;

*	our reliance on third parties for certain outsourced business services, including information technology operations and employee benefit plan administration;
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the potential for significant impairment charges relating to our trademarks, goodwill, investments in other entities or other intangible assets that could result from a number of factors, including such entities' business performance or downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended June 30, 2013.

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